EXHIBIT 99.1

FEBRUARY 15, 2001.  MEMPHIS, TN . MID-AMERICA APARTMENT COMMUNITIES (NYSE:MAA)

FFO per share +6% for 4th quarter 2000 versus prior year and +2% versus 1999


o Funds From Operations (FFO) per share: 71(cent) for 4th quarter, $2.80 for full year 2000

o    94.5% same-store occupancy.  Average rent per unit 3.0% above prior year.

o    Development pipeline almost complete - only $17 million remaining in 2001

Mid-America Apartment Communities today announced FFO of 71(cent) per share for the fourth quarter ending December 31, 2000, 6% above the comparable quarter a year earlier. For the year 2000, FFO per share was $2.80 compared to $2.75 in 1999. Each was as anticipated. "As forecast throughout the past two years, we continue to expect FFO and value growth per share to accelerate later this year. Three of our five remaining new development properties should then be stabilized; the other two will bring further growth in 2002," said George E. Cates, Chairman and CEO.

"Our internet broadband supplier recently announced their discontinuation of service to the apartment industry. That is a disappointment, since FFO from that source was almost 4(cent) per share last year, now not to repeat in 2001. Along with some mild oversupply in the southeast and Texas, we have adjusted our internal FFO forecasts cautiously."

H. Eric Bolton, Jr., President & COO: "Our new development properties continued to lease up in line with overall expectations. At year end, leased occupancy at Grande View in Nashville, TN was 70% of completed units, 24% ahead of forecast. Offsetting this was some slippage in the pace of leasing at Grand Reserve in Lexington, KY (at 57% leased of delivered units) and The Reserve at Dexter Lake Phase II, Memphis, TN (83%). We expect a continuation of these trends through this first quarter, 2001, with improvement expected as the traditionally stronger summer leasing season arrives. Lease up at Kenwood Club (Katy, TX) remains on target, 83% leased at year-end. We expect to stabilize occupancy by the end of the second quarter at this new property."

"Our 27,997 stabilized units continued to post solid occupancy performance. Same store occupancy was 94.5% at year-end, matching a year earlier. Overall portfolio occupancy continues to exceed local market averages, as detailed in the attached supplemental schedules (and at our web site www.maac.net). We also continued to post satisfactory rent growth for our region; same store rent was up 3.0% during the fourth quarter as compared to the same 1999 period. Resident turnover fell almost 5% (same store) as compared to 1999. Offsetting these favorable trends were growing leasing concessions and marketing costs, in response to competitive pressures from excessive new supply in several markets. Additionally, during the fourth quarter we saw an increase in the number of days vacant between turns as a result of weaker markets. Thus same store revenue growth for the quarter was 1.9%."

"Excess supply areas include Memphis and Jackson, MS, which both experienced a 3 1/2% occupancy decline compared to last year. Memphis should remain a bit weak throughout 2001. Improvement is expected in Jackson by the second half of the year. We expect sluggish revenue growth for the entire portfolio in the current quarter before picking up in the second quarter."

"Same store operating expenses were up 2.9% versus the comparable 1999 quarter, due mostly to marketing costs. As a result of the continued expansion of our water sub-metering initiative and reduced customer turnover, utility costs fell nearly 3%. Repair and maintenance costs remained under tight control, growing only 0.4%. For the quarter, and despite the revenue growth pressures, operating margin for the entire portfolio was a solid 62.8%, consistent with the prior year period. Same store NOI growth for the quarter was 1.4%, and 2.8% for all of 2000."

"Arrangements were completed in early 2000 with an established supplier of broadband services, to provide a full scope of internet services throughout our portfolio. We earned 3.8(cent) per share of fees (and a small amount of revenue participation) during 2000 with no capital outlay whatsoever by MAA. By year-end, however, we determined that our technology provider was unable to fulfill their commitment, and the agreement was terminated last month. We expect shortly to conclude a replacement arrangement with a proven provider. This remains a focus area; ancillary income should continue its long-term rapid growth (in 2000, 50% above 1999), though slowed for now. We forecast a gap in broadband-related earnings in 2001."

Simon R. C. Wadsworth, CFO: "We've taken advantage of an improved interest rate environment over the past four months, fixing the rate on $140 million of debt. Our average interest rate is currently just under 7.1%. Variable rate debt has been reduced to 12% of our total debt outstanding. This year, we plan to refinance $160 million of debt with more favorable terms and we've incorporated that into our forecast."

"For 2000, our free cash flow per share (FFO less recurring capex, before depreciation and amortization) was $2.35 compared to a $2.32 dividend, and up from $2.30 in 1999. FAD/share (funds available for distribution, which excludes the very favorable impact of our profitable asset sales) was $2.19 compared to $2.15 in 1999, but our gain on sale of assets was 56(cent) per share (47(cent) in 1999) which provided us with significant further liquidity. Our dividend coverage is safe and improving steadily as the development properties mature."

"Our shareholders also benefit from the value being created from the continual, substantial upgrading of our portfolio, now among the newest of the publicly traded companies and supported by appropriate capital spending. Excluding development, capital outlays dropped from $34 million in 1999 to $17 million in 2000; we are forecasting only a $1 million increase this year. Development capital spending should drop to $17 million in 2001 from $62 million in 2000."

"Due to a continued albeit mild excess of new development, our southeastern and Texas markets have steadily become more competitive, as long foreseen. The 3.8(cent) per share reduction from 2000's broadband-related income cannot be avoided or replaced quickly. All in all, we believe that 2001 FFO per share will be in the range of $2.83 - $ 2.87, with the following quarterly ranges per share: first quarter, 68(cent)-69(cent); second quarter, 71(cent)-73(cent); third quarter, 70(cent)-72(cent); and fourth quarter, 71(cent)-73(cent)." Key variables include NOI growth rate, the pace of new development lease-up, and even (though now to a lesser extent) interest rates."

"As the strategic upgrade of our #1 award-winning portfolio continued in the fourth quarter, we sold three small communities (totaling 274 units) in Georgia, bringing the total sold last year to 1,902 units with net proceeds of $58.7 million at an average sales capitalization rate of 8.7%. The weighted average age of the communities sold last year was 9 years above the overall portfolio's average. We were well pleased with the proceeds achieved, an endorsement of the sound maintenance of our properties. Our return on assets at 8.8% continues to exceed our peer group."

"We continually assess the dynamics which impact productive share repurchases" said Cates, "including MAA's share price which remains significantly below our net asset value, generally estimated independently between $27-$29 per share. We repurchased almost 8% of our outstanding shares in 1999-2000. We will resume repurchases any time we can add significantly to underlying intrinsic share value while enhancing our considerable, improving balance sheet strength."

MAA is a self-administered, self-managed apartment-only real estate investment trust which owns or has ownership interest in 34,025 apartment units throughout the southeastern and midwest U.S. and in Texas, including 413 units in the development pipeline. For further details, please refer to our website at www.maac.net or contact Simon R. C. Wadsworth at (901) 682-6668, ext. 104. 6584 Poplar Ave., suite 340, Memphis, TN 38138.

Certain matters in this press release may constitute forward-looking statements within the meaning of Section 27-A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. Such statements include, but are not limited to, statements made about anticipated growth rate of revenues and expenses at Mid-America's properties, anticipated lease-up (and rental concessions) at development properties, costs remaining to complete development properties, planned disposition, disposition pricing, and planned acquisitions and developments. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including a downturn in general economic conditions or the capital markets, competitive factors including overbuilding or other supply/demand imbalances in some or all of our markets, construction delays that could cause new and add-on apartment units to reach the market later than anticipated, changes in interest rates and other items that are difficult to control such as insurance rates, increases in real estate taxes in many of our markets, as well as the other general risks inherent in the apartment and real estate businesses. Reference is hereby made to the filings of Mid-America Apartment Communities, Inc., with the Securities and Exchange Commission, including quarterly reports on Form 10-Q, reports on Form 8-K, and its annual report on Form 10-K, particularly including the risk factors contained in the latter filing.


                                        MID-AMERICA APARTMENT COMMUNITIES, INC. ("MAA")
                                             CONSOLIDATED STATEMENTS OF OPERATIONS
                                                          (Unaudited)
                                        (Dollars in thousands - except per share data)

                                                       Three months ended December 31,     Twelve months ended December 31,
                                                       ------------------------------- -----------------------------------------
                                                                2000             1999                 2000                 1999
                                                       --------------  --------------- -------------------- --------------------

Property revenues                                           $ 55,979         $ 55,400            $ 222,532            $ 224,214
Property operating expenses                                   20,844           20,603               83,446               84,885
--------------------------------------------------------------------------------------------------------------------------------
Net operating income                                          35,135           34,797              139,086              139,329
Interest and other non-property income                           503              355                1,526                1,388
Management and development income, net                           190              179                  739                  751
FFO from real estate joint ventures                              330              238                1,053                  712
General & adminstrative                                        3,600            4,486               14,826               14,479
Interest expense                                              13,192           11,990               50,736               48,302
Preferred dividend distribution                                4,027            4,030               16,114               16,114
Depreciation and amortization non-real estate assets             155               96                  514                  385
Amortization of deferred financing costs                         606              795                2,758                2,854
--------------------------------------------------------------------------------------------------------------------------------
Funds from operations                                         14,578           14,172               57,456               60,046

Depreciation and amortization                                 12,834           11,953               51,330               49,188
Other nonrecurring items                                           -                -                    -                  332
Joint venture depreciation adjustment included in FFO            308              303                1,210                  741
Preferred dividend distribution add back                      (4,027)          (4,030)             (16,114)             (16,114)
-------------------------------------------------------------------------------------------------------------------------------
Income before gain on sale of assets, minority interest
  and extraordinary item                                       5,463            5,946               21,030               25,899
Net gain on sale of assets                                     1,083            4,780               11,587               10,237
Minority interest in operating partnership income               (346)            (798)              (2,626)              (2,497)
--------------------------------------------------------------------------------------------------------------------------------
Net income before extraordinary item                           6,200            9,928               29,991               33,639
Ex item - Loss on debt extinguishment , net of MI                  -                -                  204                   67
Preferred dividend distribution                                4,027            4,030               16,114               16,114
--------------------------------------------------------------------------------------------------------------------------------
Net income available for common shareholders                $  2,173         $  5,898            $  13,673            $  17,458
================================================================================================================================

PER SHARE DATA:
Funds from operations per share - Basic                     $   0.71         $   0.67            $    2.80            $    2.76
Funds from operations per share - Fully Diluted             $   0.71         $   0.67            $    2.80            $    2.75
Net income available for common shareholders
     before extraordinary items - Basic                     $   0.12         $   0.29            $    0.79            $    0.93
Net income available for common shareholders
     after extraordinary items - Basic                      $   0.12         $   0.29            $    0.78            $    0.93
Dividend declared per common share                          $   0.585        $   0.580           $    2.325           $    2.305

OTHER DATA:
Weighted average common shares and units - Basic              20,426           21,263               20,498               21,794
Weighted average common shares and units - Fully Diluted      20,458           21,280               20,551               21,817
Number of apartment units with ownership interest,
     excluding development units not delivered                33,612           33,901               33,612               33,901
Apartment units added (sold) during period, net                 (115)            (832)                (289)                  70

                                                  CONSOLIDATED BALANCE SHEETS
                                                    (Dollars in thousands)
                                                                                                (Unaudited)
                                                                                         December 31, 2000    December 31, 1999
                                                                                       -------------------- --------------------
Assets:
Real estate assets, net                                                                         $1,244,475           $1,248,051
Cash and cash equivalents, including restricted cash                                                33,567               26,629
Other assets                                                                                        25,729               24,143
--------------------------------------------------------------------------------------------------------------------------------
    Total assets                                                                                $1,303,771           $1,298,823
================================================================================================================================

Liabilities:
Bonds and notes payable                                                                         $  781,089           $  744,238
Other liabilities                                                                                   37,306               34,641
--------------------------------------------------------------------------------------------------------------------------------
    Total liabilities                                                                              818,395              778,879

Shareholders' equity and minority interest                                                         485,376              519,944
--------------------------------------------------------------------------------------------------------------------------------
    Total liabilities & shareholders' equity                                                    $1,303,771           $1,298,823
================================================================================================================================